[Merrill Lynch Logo]


FAX:   (908) 296-3090



DATE:  APRIL 24, 1996



TO:    VPT REAL ESTATE CORP. I, VPT REAL ESTATE CORP. II,
       VPT REAL ESTATE CORP. III, VPT REAL ESTATE CORP. IV,
       VPT REAL ESTATE CORP. V (INDIVIDUALLY AND COLLECTIVELY "PARTY B")


ATTN:  PAUL CIANCIMINO


FROM:  MERRILL LYNCH DERIVATIVE PRODUCTS AG


RE:    U.S. DOLLAR SWAP TRANSACTION - REFERENCE 96dp0042
       REVISED as of April 29, 1996


Dear Sir:

         The purpose of this communication is to confirm the terms and conditions of the transaction entered into between Merrill Lynch Derivative Products AG ("Party A") and VPT Real Estate Corp. I, VPT Real Estate Corp. II, VPT Real Estate Corp. III, VPT Real Estate Corp. IV, VPT Real Estate Corp. V (individually and collectively "Party B") on the Trade Date specified below (the "Transaction"). This communication constitutes a "Confirmation" as referred to in the Master Agreement specified below.

         This facsimile transmission will be the only written communication regarding this Transaction exchanged between us, unless you request that we sign hard copy versions of this Confirmation. Please contact the individual indicated in the last paragraph of this letter to receive such copies.

         Please sign and return this Confirmation at your earliest convenience. Because of the importance of confirming transactions promptly and accurately, we regret that any Confirmations which are not signed and returned within ten days may result in a delay in payments.

         The definitions and provisions contained in the 1991 ISDA Definitions (the "Definitions"), as published by the International Swap Dealers Association, Inc. ("ISDA") are incorporated into this Confirmation. For these purposes, all references in those Definitions to a "Swap Transaction" shall be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between the Definitions and this Confirmation, the terms of this Confirmation shall govern.

         1. This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. In addition, you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver a Master Agreement in the form published by ISDA, with such modifications as you and we shall in good faith agree. Upon the execution by you and us of such a Master Agreement (the "Agreement"), this Confirmation will supplement, form a part of, and be subject to the Agreement. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

         2. Each party will make each payment specified in this Confirmation to be made by it. Such payments will be made on the due date for value on that date in the place of the account specified below, in freely transferable funds and in the manner customary for payments in the required currency. If on any date amounts would otherwise be payable in the same currency by each party to the other, then, on such date, each party's obligation to make payment of any amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have bto pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

                  3. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:                        Rate Cap Transaction
- --------------------                        --------------------

Notional Amount:                            USD 67,379,000.00

Trade Date:                                 April 24, 1996

Effective Date:                             April 30, 1996

Termination Date:                           May 1, 1999

Fixed Amounts:

         Fixed Amount Payer:                Party B
         Fixed Amount Payer
         Payment Date:                      April 24, 1996
         Fixed Amount:                      USD 377,322.40

Floating Amounts:

         Floating Rate Payer:               Party A
         Cap Rate:                          8.00% per annum
         Floating Rate Payer
         Payment                            Dates: The 30th calender day of each
                                            month,  in each year,  commencing on
                                            May 30,  1996,  up to and  including
                                            March  30,  1999 and  ending  on the
                                            Termination Date, inclusive, subject
                                            to adjustment in accordance with the
                                            Modified   Following   Business  Day
                                            Convention.

Type of Transaction:                        Rate Cap Transaction
- --------------------                        --------------------

         Floating Rate Option:              USD-LIBOR-BBA

         Designated Maturity:               One month

         Floating Rate Day

         Count Fraction:                    Actual/360

         Reset Dates:                       The first day of each Floating Rate
                                            Payer Calculation Period

         Rate Cut-off Dates:                Inapplicable

         Method of Averaging:               Inapplicable

         Compounding:                       Inapplicable

Calculation Agent:                          Party A

Business Days:                              New York and London

         4. Account Details

         Payments to Party A:               BankAmerica International, New York
                                            FAO: Merrill Lynch Derivative
                                            Products AG
                                            A/C # 1-71-09254


         Payments to Party B:               LaSalle Chicago/Trust
                                            ABA: 071-000-505
                                            A/C #: 67-7515-413
                                            Attention: Blackrock - VPT96
                                            Tom Quinlan X-7245

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us by facsimile transmission on (212) 449-6219, Attention: Gina Bondi [telephone: (212) 449-8314].

                                          Very truly yours.




                                          MERRILL LYNCH DERIVATIVE PRODUCTS AG

                                          By:       /s/ Ruqia Naqi
                                                Authorized Signatory

Accepted and confirmed as of the date first written:



VPT REAL ESTATE CORP. I


By:    /s/ Paul McArthur

       Name:
       Title:



VPT REAL ESTATE CORP. II


By:    /s/ Paul McArthur

       Name:
       Title:



VPT REAL ESTATE CORP. III


By:    /s/ Paul McArthur

       Name:
       Title:



VPT REAL ESTATE CORP. IV


By:    /s/ Paul McArthur

       Name:
       Title:



VPT REAL ESTATE CORP. V


By:    /s/ Paul McArthur

       Name:
       Title: